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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

..    ABS Software Services, Inc.
               State of Incorporation:                              Maine
               Other trade names used:                              none

..    Advantage Acquisition Corp.
               State of Incorporation:                              Maine
               Other trade names used:                              none

..    Advantage Payroll Services of Florida, Inc.
               State of Incorporation:                              Florida
               Other trade names used:                              none

..    Advantage Payroll Services of Massachusetts
               State of Incorporation:                              Maine
               Other trade names used:                              none

..    Advantage Payroll Services of Texas
               State of Incorporation:                              Maine
               Other trade names used:                              none

..    Advantage Software Corp.
               State of Incorporation:                              Maine
               Other trade names used:                              none

..    Allied Payroll Services, Inc.
               State of Incorporation:                              Maine
               Other trade names used:                              none

..    Auburn Associates
               State of Incorporation:                              Maine
               Other trade names used:                              none

..    Related Payroll Services, Inc.
               State of Incorporation:                              Maine
               Other trade names used:                              none